                                                                   Exhibit 10.18



                                    GUARANTY
                                    --------


                                       by

                       HARBORSIDE HEALTHCARE CORPORATION

                                  in favor of

                             WESTBAY MANOR COMPANY,
                          an Ohio limited partnership,

                     WESTBAY MANOR II DEVELOPMENT COMPANY,
                          an Ohio limited partnership,

                      ROYALVIEW MANOR DEVELOPMENT COMPANY,
                          an Ohio limited partnership,

                                      and

                   BEACHWOOD CARE CENTER LIMITED PARTNERSHIP,
                          an Ohio limited partnership



                              __________ __, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

1.   Definitions.........................................................    1
     -----------

2.   Guaranty............................................................    4
     --------

3.   Duration of Guaranty................................................    4
     --------------------

4.   Obligation of Guarantor to Perform..................................    4
     ----------------------------------

5.   Independent Obligations.............................................    4
     -----------------------

6.   Unsecured Obligation................................................    5
     --------------------

7.   Default.............................................................    5
     -------

8.   Remedies............................................................    6
     --------

9.   Costs of Enforcement................................................    6
     --------------------

10.  Waiver of Jury Trial................................................    6
     --------------------

11.  Waiver and Consent..................................................    6
     ------------------

12.  Cumulative Remedies.................................................    7
     -------------------

13.  Maintenance of Existence............................................    7
     ------------------------

14.  Financial Reports and Other Covenants...............................    7
     -------------------------------------

15.  Relationship of Parties and Assets of Parties.......................    7
     ---------------------------------------------

16.  Representations and Warranties......................................    8
     ------------------------------

17.  Notices.............................................................   10
     -------

18.  Waiver..............................................................   11
     ------

19.  Obligations of Guarantor Unimpaired by
     Subsequent Events...................................................   12
     -----------------

20.  Offsets and Defenses................................................   14
     --------------------

21.  Statutes of Limitation..............................................   14
     ----------------------

22.  Authority to Modify Documents.......................................   14
     -----------------------------

23.  Entire Agreement and Modification...................................   14
     ---------------------------------

24.  Governing Law.......................................................   15
     -------------

25.  Severability........................................................   15
     ------------

26.  Captions............................................................   15
     --------

27.  Variation in Pronouns...............................................   15
     ---------------------

28.  Bind and Inure......................................................   15
     --------------

                                    GUARANTY
                                    --------



          This  Guaranty (this "Guaranty") is made by HARBORSIDE HEALTHCARE
                                --------
CORPORATION, a Delaware corporation ("Guarantor"), in favor of WESTBAY MANOR
                                      ---------
COMPANY, an Ohio limited partnership ("Westbay"), WESTBAY MANOR II DEVELOPMENT COMPANY, an Ohio limited partnership ("Westbay II"), ROYALVIEW MANOR DEVELOPMENT COMPANY, an Ohio limited partnership ("Royalview LP"), and BEACHWOOD CARE CENTER LIMITED PARTNERSHIP, an Ohio limited partnership ("Beachwood") (Westbay, Westbay II, Royalview LP and Beachwood are referred to hereinafter collectively as the ("Associated Companies"), with respect to certain obligations of [IDENTIFY THE
  --------------------
COMPANIES WHICH ARE THE TENANTS AND OPTIONEES WITH RESPECT TO THE FOUR FACILITIES] (each of which is individually referred to as a "Tenant" and all of
                                                             ------
which are collectively referred to as "Tenants") and Harborside Healthcare
                                       -------
Limited Partnership, a Massachusetts limited partnership ("HHLP"), (Tenants and
                                                           ----
HHLP sometimes collectively are referred to individually as a "Harborside
                                                               ----------
Company" and collectively as the "Harborside Companies".  The term Harborside
- -------                           --------------------
Companies shall mean any or all of such entities as the context may permit).

                                R E C I T A L S:
                                - - - - - - - -

          A. The Associated Companies, Royalview Manor Company, an Ohio general partnership, HHLP, and Harborside Health I Corporation entered into an Agreement to Lease, dated April __, 1996 (the "Agreement to Lease"), whereby, inter alia,
                                     ------------------             ----- ----
the Associated Companies have agreed to lease the Properties, as hereinafter defined, to Tenants pursuant to the Leases, as hereinafter defined, and to grant options to certain Harborside Companies to purchase the Properties pursuant to the terms of the Purchase Options, as hereinafter defined.

          B. The Associated Companies have agreed in the Agreement to Lease to release the remaining portion of the Security Deposit and to waive any requirement for HHLP to maintain a minimum net worth in consideration, inter
                                                                       -----
alia, of Guarantor executing and deliver this Guaranty.
- ----

          NOW, THEREFORE, in order to induce Associated Companies to release the Security Deposit and to waive any continuing net worth requirements with respect to HHLP, and further acknowledging that Associated Companies intend to rely on the indemnities of Guarantor hereunder, Guarantor does hereby agree as follows:

1.   Definitions.  (a)  As used in this Guaranty and unless otherwise expressly
     -----------
indicated, the following terms shall have the following meanings:

          "Agreement to Lease" shall have the meaning set forth in Recital A
           ------------------
of this Guaranty.

          "Associated Companies" shall have the meaning set forth in the
           --------------------
preamble to this Agreement.

          "Default" shall have the meaning set forth in Section of this
           -------
Guaranty.

          "Default Rate" shall mean, at any time, that rate of interest per
           ------------
annum which is 200 basis points in excess of the rate of interest per annum then most recently published in the Wall Street Journal as the Prime Rate. For purposes of this Guaranty, each change in any interest rate due to a change in the Default Rate shall take effect on the effective date of the change in the Default Rate.

          "Documents" shall mean the Agreement to Lease, the Leases, the
           ---------
Purchase Options, the HHLP Guaranty, and any other documents entered into and delivered pursuant thereto containing obligations of the Harborside Companies.

          "Guarantor" shall have the meaning set forth in the preamble to this
           ---------
Agreement.

          "HHLP" shall have the meaning set forth in the preamble to this
           ----
Guaranty.

          "HHLP Guaranty" shall mean the Guaranty, dated ___________, 1996
           -------------
delivered by HHLP to the Associated Companies.

          "Leases" shall mean the leases whereby the Tenants lease the
           ------
Properties from the Associated Companies, such leases being more particularly identified on Exhibit A attached hereto and made a part hereof.
              ---------

          "Net Worth" shall mean the total assets of the party in question and
           ---------
its subsidiaries which would be shown as assets on a consolidated balance sheet of the party in question and its subsidiaries as of such time prepared in accordance with generally accepted accounting principles, consistently applied, after deducting any amounts for intangible assets and good will and eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of subsidiaries, minus the total liabilities of the party in
                             -----
question and its subsidiaries which would be shown as liabilities on a consolidated balance sheet of the party in question and its subsidiaries as of such time prepared in accordance with generally accepted accounting principles, consistently applied, plus the aggregate amount payable by the party in question to its affiliates, the payment of which is subordinate to the party in question's obligations to the party or parties who are entitled to the protection of any net worth covenant of the party in question under this Guaranty or any document executed pursuant to the Agreement to Lease pursuant to a subordination agreement acceptable to the Associated Companies.

          "Permitted Assignment" shall mean the transfer of all or substantially
           --------------------
all of Guarantor's assets to an entity which, as of the date of, and immediately after giving effect to, such assignment (or the merger or consolidation of Guarantor and another entity which, as of the date of, and immediately after giving effect to, such merger or consolidation):

           (i) owns (A) all or substantially all of the partnership interests in HHLP or (B) all or substantially all of the issued and outstanding stock of a corporation, all or substantially all of the partnership interests in a partnership, or all or substantially all of the membership interests in a limited liability company which, in turn, owns all or substantially all of the partnership interests in HHLP;

           (ii) expressly assumes all of Guarantor's obligations under this Guaranty (except in a merger or consolidation in which Guarantor is the survivor, in which case Guarantor expressly shall ratify and affirm its continuing obligations hereunder); and
                                          ---

           (iii) is either (A) then listed on the New York Stock Exchange, (B) as of the end of its two immediately preceding calendar quarters, had a Net Worth of at least $15,000,000 and is then listed on the American
                                         ---
       Stock Exchange or on the NASDAQ National Market listing, or (C) as of the end of its two immediately preceding calendar quarters, had a Net Worth of at least $30,000,000.

          "Permitted Financing" shall mean the extension of credit from a
           -------------------
commercial bank or other financial institution unaffiliated with any of the Harborside Companies to (a) Guarantor or (b) to Guarantor and any other Harborside Company or Harborside Companies.

          "Properties" shall mean the nursing home facilities described in the
           ----------
Agreement to Lease, and located on the land more particularly described on

Exhibits C-1, C-2, C-3, and C-4 attached hereto and made a part hereof.
- -------- ---- ---  ---      ---

          "Public Company" shall mean a company which owns all or substantially
           --------------
all of the partnership interests in HHLP or a company which owns all or substantially all of the issued and outstanding stock of a corporation, all or substantially all of the partnership interests in a partnership, or all or substantially all of the membership interests in a limited liability company which, in turn, owns all or substantially all of the partnership interests in HHLP, and whose initial public offering was substantially similar to that described in Form S-1 filed on behalf of Guarantor with the Securities and Exchange Commission on April 2, 1996.

          "Purchase Options" shall mean those certain Option to Purchase
           ----------------
Agreements whereby the Tenants obtain the right and option to purchase the Properties on the terms and conditions set forth therein, such agreements being more particularly described on Exhibit B attached hereto and made a part hereof.
                               ---------

          (b) Capitalized terms not otherwise defined herein shall have the definitions assigned to them in the Agreement to Lease, the Leases or the Purchase Options.

          2.  Guaranty.  (a)  Upon the terms and provisions hereof, Guarantor
              --------
irrevocably, absolutely and unconditionally guarantees the full and prompt performance and payment of each and every obligation of any and all of the Harborside Companies under the Documents (the "Guaranteed Obligations").
                                               ----------------------

          3.  Duration of Guaranty.  This Guaranty shall remain in full force
              --------------------
and effect until all of the Guaranteed Obligations have been fully paid or performed or have terminated in accordance with their terms, and any claims for breach or failure to perform a Guaranteed Obligation asserted by an Associated Company against a Harborside Company or against Guarantor have been finally determined, subject, nevertheless, to the provisions of Section hereof.

          4.  Obligation of Guarantor to Perform.  In the event any one or more
              ----------------------------------
of the Harborside Companies fail to pay or perform any part of the Guaranteed Obligations as and when due, Guarantor, within five days after notice of a demand by any of the Associated Companies to Guarantor specifying that HHLP failed to make such payment or make such performance as and when required by the HHLP Guaranty, (a) shall pay or perform the applicable part of the Guaranteed Obligations, and (b) shall reimburse the Associated Companies their costs and expenses, including reasonable attorneys' fees, incurred in enforcing the performance or the payment of the Guaranteed Obligations, together with interest on amounts which a Harborside Company has failed to pay when due at the Default Rate from the date the payment becomes due.

          5.  Independent Obligations.  (a)  The obligations of Guarantor
              -----------------------
hereunder are independent of the obligations of the

Harborside Companies or any other person; and the Associated Companies may enforce any of their rights hereunder independently of any other right or remedy that any one or more of the Associated Companies may at any time hold with respect to the Guaranteed Obligations or any security, guaranty, or other indemnity therefor. Without limiting the generality of the foregoing, any one or more of the Associated Companies may bring a separate action against Guarantor without first proceeding against any of the Harborside Companies, any other guarantor or indemnitor or any other person or any security held by the Associated Companies, and regardless of whether the Harborside Companies or any other indemnitor or any other person is joined in any such action.

          (b) Until this Guaranty expires pursuant to Section , the liability of Guarantor hereunder shall at all times remain effective with respect to the Guaranteed Obligations and the Associated Companies' rights hereunder shall not be exhausted by any action taken by the Associated Companies until the Guaranteed Obligations have been fully paid and performed.

          6.  Unsecured Obligation.  This Guaranty is not secured and shall not
              --------------------
be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

          7.  Default.  (a) There shall be default ("Default") hereunder if:
              -------                                -------

          (i) Guarantor shall make a general assignment for the benefit of creditors, become insolvent or file a petition for voluntary bankruptcy or shall file a petition or answer seeking reorganization or an arrangement or composition, extension or readjustment of its indebtedness or consent to the appointment of a receiver or trustee of Guarantor or its property or any part thereof;

         (ii) A petition for proceedings in bankruptcy or for the reorganization of Guarantor shall be filed against it and it shall admit the material allegations thereof, or an order, judgment or decree shall be made approving such petition, or a receiver or trustee of any such party or his property or any part thereof shall be appointed and the same is not dismissed within 60 days of the filing thereof;

        (iii) Guarantor shall fail to maintain its existence as required pursuant to Section hereof;

        (iv) At any time after delivery hereof, all three of the following conditions exist: (A) Guarantor is not currently listed on the New York Stock Exchange, (B) Guarantor, as of the end of any two consecutive calendar quarters, fails to have a Net Worth of at least $15,000,000 or the
                                                              --
  Guarantor is not currently listed on the American Stock Exchange or on the NASDAQ National Market listing, and, within 45 days following written notice from any of the Associated Companies, both of the foregoing conditions continue to exist, and (C) after a Permitted Assignment in which the surviving
                     ---
  entity meets the requirements of clause (iii)(c) of the definition of Permitted Assignment, such entity, as of the end of any two consecutive calendar quarters, fails to have a Net Worth of at least $30,000,000;

     (v)  Guarantor shall fail to pay any amount when due hereunder; or

     (vi) Guarantor shall fail to perform, observe, or comply with any other covenant or agreement on its part to be performed, observed, or complied with hereunder, within 30 days of notice from Associated Companies requesting or demanding such performance, observance, or compliance, or such longer period of time (not to extend beyond 90 days following such notice) if such failure is not susceptible of being remedied within 30 days and Guarantor shall commence to remedy such failure within such 30-day period and at all times thereafter is diligently proceeding to remedy such failure.

          (b) Regardless of the existence of Default, this Guaranty shall remain and continue in full force and effect as the obligation of Guarantor to the full extent permitted by applicable law.

          8.  Remedies.  In addition to and cumulative with any other remedies
              --------
they may have hereunder, under the Documents or at law or in equity, each of the Associated Companies, at its option and without any obligation to do so, shall have the right, if Guarantor shall fail to perform its obligations hereunder, to proceed to pay and/or perform the Guaranteed Obligations on behalf of Guarantor, and Guarantor shall, upon demand, pay to the Associated Companies all such sums expended by them in the payment and performance of the Guaranteed Obligations with interest thereon at the Default Rate.

          9.  Costs of Enforcement.  Guarantor shall pay or reimburse the
              --------------------
Associated Companies, upon demand therefor, all costs and expenses, including reasonable attorneys' fees, which the Associated Companies may incur in connection with enforcement proceedings hereunder.

          10.  Waiver of Jury Trial.  Any right to a trial by jury in any action
               --------------------
or proceeding to enforce or defend any rights under this Guaranty is hereby waived by Guarantor, and it is agreed by Guarantor that any such action or proceeding shall be tried before a judge and not before a jury.


          11.  Waiver and Consent.  (a)  To the full extent that Guarantor may
               ------------------
lawfully do so, Guarantor hereby waives all errors and imperfections in any proceedings instituted by the Associated Companies to enforce any of their rights or remedies under this Guaranty and all benefit of any present or future moratorium law or any other present or future law, regulation, or judicial decision which: (i) exempts any property, real or personal, or any part of the proceeds arising from any sale thereof from attachment, levy, or sale under execution; or (ii) provides for any stay of execution, marshaling of assets, exemption from civil process, redemption, extension of time for payment or valuation or appraisement.

          (b) Guarantor hereby consents to suit in Cuyahoga County, Ohio, and Franklin County, Ohio, under this Guaranty in the event of Default.

          12.  Cumulative Remedies.  Every right and remedy provided in this
               -------------------
Guaranty shall be cumulative of every other right or remedy of the Associated Companies whether herein or by law conferred and may be enforced concurrently therewith and no acceptance of performance of any obligation as to which Guarantor shall be in Default, or waiver of particular or single performance of any obligation or observance of any covenant, shall be construed as a waiver of the obligation or covenant or as a waiver of any other Default then, theretofore or thereafter existing.

          13.  Maintenance of Existence.  From the date hereof until the
               ------------------------
termination of this Guaranty pursuant to Section above, Guarantor covenants and agrees to preserve and maintain its corporate existence and its good standing provided, however, that nothing herein shall prohibit the Guarantor from
- --------  -------
entering into a Permitted Assignment.

          14.  Financial Reports and Other Covenants.  Until the expiration of
               -------------------------------------
this Guaranty pursuant to Section above, Guarantor covenants and agrees promptly to furnish, or cause to be furnished, to the Associated Companies (x) annual audited financial statements and, by the 45th day of each quarter, an unaudited financial statement for the immediately preceding quarter and year-to-date with respect to its operations, together with balance sheets indicating the Net Worth of Guarantor, certified by a financial officer of Guarantor, and (y) if applicable, a copy of the Public Company's annual filings with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, including any 10-K Report, annual financial statements and proxy materials.

          15.  Relationship of Parties and Assets of Parties.
               ---------------------------------------------

(a) Guarantor hereby does represent and warrant that: (i) this Guaranty is executed at the request of Harborside Companies; (ii) Guarantor has reviewed all of the Documents; (iii) Associated Companies have made no representation to Guarantor as to the financial condition of any of the Harborside Companies; and
(iv) Guarantor has established adequate means of obtaining from Harborside Companies and from other sources, on a continuing basis, financial and other information pertaining to the financial condition of Harborside Companies and the Properties. Guarantor hereby agrees that Associated Companies shall have no duty to disclose or report to Guarantor any information now or hereafter known to Associated Companies relating to the business, operation, condition or assets of Harborside Companies. Associated Companies shall have no duty to inquire into the authority or powers of Harborside Companies or any officer, employee or agent of Harborside Companies with regard to any portion of the Guaranteed Obligations.

          (b) Guarantor does hereby represent, warrant and agree that it has not and shall not, without the prior written consent of Associated Companies, sell or lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of its assets, whether in one transaction or in a series of transactions unless it receives fair consideration therefor; provided, however, that, notwithstanding the foregoing, Guarantor, without the consent of the Associated Companies, may sell or lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of its assets in connection with a Permitted Financing or a Permitted Assignment.

          (c) Guarantor hereby acknowledges that this Guaranty is entered into by Guarantor in its individual capacity, and not as the owner of an equity interest in any of the Harborside Companies. The liability of Guarantor hereunder shall not be affected or impaired by disposition or loss by Guarantor of any financial interest which it may have in Harborside Companies.

          (d) Until this Guaranty has terminated in accordance with Section 3 above, Guarantor shall have no right of reimbursement, subrogation, exoneration, contribution, or indemnity from or by Harborside Companies, and during the term of this Guaranty, Guarantor does hereby waive any claim, as that term is defined in the United States Bankruptcy Code, which Guarantor might now have or hereafter acquire against Harborside Companies that arises from the existence or performance of the obligations Guarantor under this Guaranty.


          (e) Guarantor hereby agrees that, in the event any payment made by or on behalf of Harborside Companies respecting Guaranteed Obligations, or any portion of any such payment, shall at any time be required to be restored or returned by any of the Associated Companies pursuant to any order (whether or not final) by a court of competent jurisdiction, or any provision of the United
States Bankruptcy Code as now existing or hereafter amended, or applicable state law, then the Guaranteed Obligations shall not be deemed to have been satisfied to the extent of the returned payment, the obligations of Guarantor shall continue in full force and effect and the recipient who was required to return the payment, whether or not that be Associated Companies, will continue to be entitled to the full benefits of this Guaranty, all as though such amount had not been paid.

          16.  Representations and Warranties.   (a)  Guarantor hereby does
               ------------------------------
represent and warrant to Associated Companies that:

          (i) Guarantor has all requisite power and authority to conduct his business and to own and lease its properties.

         (ii) This Guaranty has been duly executed and delivered on behalf of Guarantor.

         (iii) The execution and performance of this Guaranty and all agreements and covenants herein will not result in any breach of, or constitute a default under, any contract, agreement, document or other instrument to which Guarantor is a party or by which Guarantor may be bound or affected, and do not and will not violate or contravene any law to which Guarantor is subject; nor do any such other instruments impose or contemplate any obligations which are or will be inconsistent with this Guaranty.

         (iv) No approval by, authorization of, or filing with any federal, state or municipal or other governmental commission, board or agency or other governmental authority is necessary in connection with the authorization, execution and delivery of this by Guarantor.

         (v) This Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except to the extent that the enforceability thereof against Guarantor may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally or by equitable principles of general application (whether considered in an action at law or in equity).

        (vi)  Guarantor is a Public Company.

        (vii) True and complete and accurate copies of Guarantor's most recent financial statements have been delivered to the Associated Companies, and they (including the notes thereto) present fairly and, to the Guarantor's knowledge, in conformity with generally accepted accounting principles consistently applied the financial condition of Guarantor at the dates thereof and the results of its operation for the periods covered thereby.

        (viii) Guarantor has filed all tax returns required to be filed by any governmental agency and has paid all taxes shown thereon to be due and all property taxes due, including interest and penalties, if any.

        (ix) There are no material actions, suits or proceedings pending or, to the best of the knowledge of Guarantor, threatened against or affecting Guarantor or any property of Guarantor, whether covered by insurance or not, which, individually or in the aggregate, if determined adversely to the such party would materially and adversely affect Guarantor's ability to perform its obligations under this Guaranty.

        (b) Guarantor shall give written notice to Associated Companies promptly of the institution of any litigation or legal or administrative proceeding filed against Guarantor or any property of Guarantor, which, individually or when taken together with all other such matter, if determined adversely would materially adversely affect Guarantor's ability to perform its obligations under this Guaranty.

          17.  Notices.  All notices required to be given hereunder shall be
               -------
given in writing to the appropriate party or parties at the following addresses:

To Associated
   Companies:       Paul S. Dennis
                    30 Pebble Brook Lane
                    Moreland Hills, OH 44022

                                and

                    Paul S. Dennis
                    Suite 250
                    3800 Park East Drive
                    Beachwood, Ohio 44122


With copies to:     David W. Sloan, Esq.
                    JONES, DAY, REAVIS & POGUE
                    North Point
                    901 Lakeside Avenue
                    Cleveland, OH  44114
                                and

                    Jeffrey I. Friedman
                    President
                    Associated Estates Realty Corporation
                    5025 Swetland Court
                    Richmond Heights, Ohio 44143

To Harborside
   Companies:    Harborside Healthcare Corporation
                 Harbor Plaza
                 470 Atlantic Avenue
                 Boston, Massachusetts  02210
                 Attn:  Stephen L. Guillard, President

With copies to:  Harborside Healthcare Limited Partnership
                 c/o Harborside Healthcare
                 Harbor Plaza
                 470 Atlantic Avenue
                 Boston, Massachusetts  02210
                 Attn:  Stephen L. Guillard, President

                                and

                 Martin R. Leinwand, Esq.
                 McDermott, Will & Emery
                 75 State Street
                 Boston, Massachusetts   02109

or at such other place as such party may designate in writing to the other party. All notices shall be deemed to have been delivered (a) upon delivery if hand-delivered, (b) on the next business day after deposit with a recognized overnight courier, or (c) on the date shown on the return receipt if delivered by registered mail, return receipt requested.

          18.  Waiver.  (a) Guarantor does hereby expressly waive to the extent
               ------
permitted by applicable law:

          (i)  notice of the acceptance of this Guaranty by Associated
Companies;

         (ii) notice of any advances made or credit extended to Harborside Companies on the faith of this Guaranty and of the execution and delivery by Harborside Companies of any documents evidencing, securing or pertaining to the Guaranteed Obligations;

         (iii) notice of, and the right to consent to, Associated Companies' assignment of the benefits of this Guaranty in connection with any assignment by Associated Companies which is permitted under the terms of the Leases;

         (iv) except as otherwise provided herein, (A) notice of the failure of Harborside Companies to pay or perform any of the Guaranteed Obligations when due; (B) notice of any default by Harborside Companies under any document evidencing, securing or pertaining to any of the Guaranteed Obligations; and (C) notice of any sale or foreclosure (or the posting or the advertising for sale or foreclosure) of any collateral for any of the Guaranteed Obligations, the parties hereto intending that Guarantor shall not be considered a "debtor" as defined in the UCC or in any other applicable law which provides rights to primary obligees to receive notices of such types of events;

         (v) protest, demand and dishonor, presentment or any other notices or demands or diligence of any kind which might otherwise be required by any statute or rule of law now or hereafter in effect with respect to this Guaranty or any of the Guaranteed Obligations;

        (vi) all rights it might otherwise have to require Associated Companies, as a condition to requiring Guarantor to perform hereunder, to first: (A) institute suit, obtain a judgment, or exhaust any remedies against Harborside Companies or any others liable on such obligations, or against any properties of Harborside Companies or the properties of anyone liable for such obligations;
(B) enforce any rights against any security which shall ever have been given to secure such obligations; (C) make any other efforts at collection; or (D) require Associated Companies to join Harborside Companies as a party in any suit on this Guaranty;

        (vii) any defense based upon Associated Companies' election of any remedy against the Guarantor, any guarantor or other indemnitor or Harborside Companies or any combination of such parties;

        (viii) any defense based upon Associated Companies' failure to disclose to Guarantor any information concerning the financial condition of Harborside Companies or any other circumstances bearing on the ability of Harborside Companies to pay and perform their obligations under the Documents;

        (ix) until this Guaranty expires pursuant to Section 3, the right to exercise any right of subrogation, any right to enforce any remedy which Associated Companies may have against Harborside Companies and any right to participate in, or benefit from, any security for performance by the Harborside Companies of their obligations under the Documents now or hereafter held by Associated Companies; and

     (x) any and all defenses, which absent this clause, would be available toGuarantor as a surety.

          (b) The liability of Guarantor under this Guaranty shall not be diminished or extinguished by failure of Guarantor to be given notice of default by Harborside Companies, by waiver of defaults by Harborside Companies or extensions of due dates for payments or other accommodations to Harborside Companies, or by any other acts or omissions which, in the absence of this sentence, would operate so as to impair, diminish or extinguish the liability of Harborside Companies hereunder. Notice of acceptance of this Guaranty by Associated Companies is waived by Guarantor.

          19.  Obligations of Guarantor Unimpaired by Subsequent Events.
               --------------------------------------------------------
Guarantor does hereby agree that its obligations under this Guaranty shall not be released, diminished, impaired, reduced or otherwise affected by the occurrence of any of the following events (or the fact that any of such events have occurred):

     (a) the renewal, extension, modification, supplement, rearrangement, restatement, reinstatement, enlargement, replacement or assignment of the Documents, or any other forbearance or agreement by Associated Companies to accept a deferred payment or performance of any of the Guaranteed Obligations;

     (b) the release of any one or more of the Harborside Companies, any other Guarantor or indemnitor or any other person from liability for all or any part of the Guaranteed Obligations, it being acknowledged and agreed by Guarantor that Guarantor may be required to pay or perform the Guaranteed Obligations in full without the assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of any contemplation, belief, understanding or agreement that any other party shall at all times be liable to pay or perform the Guaranteed Obligations or that Associated Companies shall look to other parties to pay or perform the Guaranteed Obligations;

     (c) the failure to perfect a lien (or the unenforceability of any lien) in any collateral intended as security for any part of the Guaranteed Obligations; or the release of, the surrender of, the exchange of or the substitution of all or any part of such collateral; or the subordination of any lien securing any of the Guaranteed Obligations to any other lien or liens covering such collateral; or the deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any such collateral, it being acknowledged by Guarantor that

      Guarantor is not entering into this Guaranty in reliance on or in contemplation of the benefits of any collateral for the Guaranteed Obligations, the value thereof, or the validity or enforceability of any security interest therein;

         (d) the addition of any collateral as security for, or the addition of any person as a party with liability for, the payment or performance of all or any part of the Guaranteed Obligations;

         (e) any action with respect to any of the Guaranteed Obligations or any documents evidencing, securing or pertaining thereto, including but not limited to, any settlement or compromise of any amount due thereunder the pursuit of any particular remedy before any other remedy or the exercise of, or waiver or failure to timely exercise, any right conferred thereunder, the exercise of such rights being wholly discretionary with Associated Companies;

         (f) any change in the composition, status or form of organization, or the death, insolvency, bankruptcy, disability or lack of authority, of any person at any time liable for the payment or performance of all or any part of the Guaranteed Obligations;

         (g) any neglect, delay, omission, failure or refusal of Associated Companies to foreclose on any collateral for the Guaranteed Obligations or to sue or take any other action to enforce the collection or performance of all or any part of the Guaranteed Obligations or any right contained in any document evidencing, securing or pertaining thereto; or

         (h) the failure of any one or more of the Associated Companies to exercise diligence, commercial reasonableness or reasonable care in the preservation, protection, enforcement, sale or other handling of all or any part of any collateral which, at any time or from time to time, if any, may be provided for any of the Guaranteed Obligations or to bring suit against Harborside Companies, any Guarantor or any other party to enforce any of the Guaranteed Obligations or any other liability of any such party.

          20.  Offsets and Defenses.  Guarantor hereby agrees that its
               --------------------
obligations hereunder shall not be released, diminished, impaired, reduced or otherwise affected by any existing or future offset, claim, or defense of Harborside Companies, or any other party, against any one or more of the Associated Companies or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations or otherwise; provided, that, the foregoing to the contrary notwithstanding, Guarantor may assert as defenses hereunder with respect to a specific Guaranteed Obligation any matter which would entitle the Harborside Company principally liable on such Guaranteed Obligation to take an offset against payment thereof under the terms of the Leases or the Purchase Options.

          21.  Statutes of Limitation.  Guarantor does hereby agree that the
               ----------------------
payment or performance of any act which tolls any statute of limitations applicable to the Documents shall similarly operate to toll the statute of limitations applicable to the liability of Guarantor hereunder.

          22.  Authority to Modify Documents. Guarantor does hereby authorize
               -----------------------------
Associated Companies, at any time and from time to time without notice and without affecting the liability of Guarantor hereunder, to: (a) alter the terms of all or any part of the Documents or the Guaranteed Obligations and any security and guaranties therefor, if any, (b) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (c) accept partial payments on the Guaranteed Obligations; (d) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), as Associated Companies in its discretion may determine; (e) release Harborside Companies, or any one of them or any other person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (f) assign this Guaranty in whole or in part.

          23.  Entire Agreement and Modification.  This Guaranty and the other
               ---------------------------------
Documents to which the Guarantor is a party contain the entire agreement between the parties relating to the subject matter hereof and thereof, and all prior agreements relative hereto or thereto which are not contained herein or therein are hereby terminated. This Guaranty may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

          24.  Governing Law.  This Guaranty shall be construed and enforced
               -------------
according to, and governed by, the laws of the State of Ohio without reference to conflicts of laws provisions which, but for this provision, would require the application of the law of any other jurisdiction.

          25.  Severability.  In the event that any one or more
               ------------
of the provisions of this Guaranty shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Guaranty shall operate, or would prospectively operate, to invalidate this Guaranty, then, and in any such event, such provision or provisions only shall be deemed to be null and void and of no force or effect and shall not affect any other provision of this Guaranty, and the remaining provisions of this Guaranty shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

          26.  Captions.  The section titles or captions contained in this
               --------
Guaranty are for convenience only and shall not be deemed to define, limit or otherwise modify the scope or intent of this Guaranty.

          27.  Variation in Pronouns.  All the terms and words used in this
               ---------------------
Guaranty, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Guaranty or any paragraph or clause herein may require, the same as if such word had been fully and properly written in the correct number and gender.

          28.  Bind and Inure.  This Guaranty shall bind Guarantor and its
               --------------
successors, and assigns, and shall inure to the benefit of Associated Companies and their respective heirs, successors and assigns.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed on the ____ day of __________, 1996.


                                              HARBORSIDE HEALTHCARE CORPORATION,
                                              a Delaware corporation


                                              By:
                                                 ------------------------------


                                              Attest:
                                                     --------------------------